UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    March 31, 2008

MZT Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12128	04-2985132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

124 Washington Street, Suite 101 Foxborough, Massachusetts	02035
(Address of principal executive offices)	(Zip Code)

(508) 203-4286

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

In a press release issued on March 31, 2008, which is attached hereto as Exhibit 99.1, MZT Holdings, Inc. (the “Company”) announced that its Board of Directors (the “Board”) had determined not to file an Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (the “2007 10-K”).  The Board determined not to file the 2007 10-K because that filing would primarily report on the Company’s operations prior to its sale of substantially all of its assets to a wholly-owned subsidiary of Inverness Medical Innovations, Inc., which closed on December 12, 2007.

In addition, in the press release, the Company announced that the Board had also determined not to file Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K for any future periods (the “Future Filings”).

The Board determined not to file the 2007 10-K or make the Future Filings after careful consideration of the Company’s current circumstances, including the fact that (A) the Company is no longer engaged in any active business or operations and no longer has any employees, but is instead dissolving in accordance with the requirements of the Delaware General Corporation Law and pursuant to a Plan of Liquidation and Dissolution previously disclosed in the Company’s proxy statement, filed with the Securities and Exchange Commission on November 14, 2007 and approved by the Company’s stockholders at a special meeting held on December 12, 2007; and (B) the Company would be required to incur considerable expenses (in the form of legal, accounting, consulting and other professional fees), thereby reducing the amounts that may ultimately be distributable to the Company’s stockholders in the future.

In coming to these decisions, the Board was particularly focused on maximizing the amount that the Company will ultimately have available for distribution to its stockholders, as well as the fact that the 2007 10-K and the Future Filings would not provide meaningful information to the Company’s stockholders or the investing public that could not be provided in other, less expensive ways.

To that end, the Company intends to continue to file Current Reports on Form 8-K upon the occurrence of any events that are material to the Company, including the making of any distribution payments or the final dissolution of the Company.  In addition, in lieu of filing the 2007 10-K or making the Future Filings, the Company intends to file Current Reports on Form 8-K following the conclusion of each fiscal quarter that will contain Company-prepared statements of the Company’s assets and liabilities as of the last day of such fiscal quarter, which statements will be (1) prepared by the Company’s management; (2) subjected to certain attest procedures by a certified public accounting firm, conducted in accordance with the attestation standards established by the American Institute of Certified Public Accountants; and (3) covered by a report of agreed-upon procedures from a certified public accounting firm.  The Company intends to file the first of these asset and liability statements for the fiscal quarter ended December 31, 2007 not later than April 30, 2008 and will continue to make these filings within 45 days of the end of each subsequent fiscal quarter until the Company has made a final distribution to its stockholders of record as of April 4, 2008.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1
Press Release issued by the Company on March 31, 2008 announcing that the Company would not be filing an Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and would not make future filings on Form 10-K or Form 10-Q

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MZT HOLDINGS, INC.

Date: April 1, 2008	By:	/s/ Craig R. Jalbert
Name: Craig R. Jalbert
Title: President